EXHIBIT 10.30
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                                    GUARANTY
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            In consideration of THE CIT GROUP/BUSINESS CREDIT, INC., a New York
corporation with offices located at 1211 Avenue of the Americas, New York, New York 10036 (hereinafter "CIT"), making extensions of credit and extending other financial or banking accommodations to Superior Pharmaceutical Company, an Ohio corporation ("Obligor"), pursuant to a Financing and Security Agreement (the "Financing Agreement") dated as of the date hereof among CIT, the Obligor and RxBazaar.com, Inc. a Delaware corporation ("Guarantor"), Guarantor hereby guarantees full and punctual payment, performance and fulfillment to CIT of all Obligations, as such term is defined in the Financing Agreement.

            This agreement shall operate as a continuing, unconditional and absolute guaranty (this "Guaranty") of the due and punctual payment of the Obligations, and not of their collectibility only. If the Obligor defaults in the payment or performance of the obligations, the obligations of the Guarantor under this Guaranty shall become immediately due and payable to CIT, without demand or notice of any kind, all of which are expressly waived. The Guarantor waives any right that the Guarantor may have to require CIT first to proceed against the Obligor or against any other guarantor or any other person. The Guarantor also waives any right that the Guarantor may have to require CIT to realize on any security held by CIT before proceeding against the Guarantor for the enforcement of this Guaranty. The Guarantor subordinates any right that the Guarantor may have against the Obligor arising as a result of payment or other performance by the Guarantor under this Guaranty, whether arising by way of any right of subrogation, contribution, reimbursement or otherwise to the rights of CIT with respect to the Obligations and agrees that it shall take no action against the Obligor with respect to such subordinated rights at any time that any of the Obligations remain outstanding.

            The obligations of Guarantor hereunder shall be joint and several with each and every other guarantor of the Obligations.

            The Guarantor waives presentment, demand, protest, notice of acceptance, notice of the Obligations incurred and all other notices of any kind and all defenses which may be available to the Guarantor. The Guarantor agrees to the provisions of any instrument, security or other writing evidencing or securing any of the Obligations and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, by (i) any renewals, extensions or postponements of the time of payment of any of the Obligations or any other forbearance or indulgence with respect thereto; (ii) any rescissions, waivers, amendments or modifications of any of the terms of any agreement evidencing, securing or otherwise executed in connection with the Obligations; or (iii) the substitution or release of any security of the Obligations or of any other person primarily or secondarily liable on any of the Obligations, whether or not notice there shall be given to the Guarantor. The enforcement of this Guaranty shall not be affected by the delay, neglect or failure of CIT to take any action with respect to any security, right, obligation, endorsement, guaranty or other means of colleting the Obligations which it may at any time hold, including
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perfection or enforcement thereof, or by any change with respect to the Obligor in the form or manner of doing business. The Guarantor agrees that the Guarantor shall be and remain bound upon this Guaranty irrespective of any action, delay or omission by CIT in dealing with the Obligor, any of the Obligations, any collateral therefore, or any person at any time liable with respect to the Obligations.

            If for any reason the Obligor has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations shall have become irrecoverable from the Obligor by operation of law or for any other reason, or if any security or other guaranty shall be found invalid, the Guarantor shall nonetheless be and remain bound upon this Guaranty.

            This Guaranty shall remain in full force and effect until receipt by CIT of written notice of the revocation of this Guaranty at its office at 1211 Avenue of the Americas, New York, New York 10036, and such notice is acknowledged by an officer of CIT. Such notice shall not affect any Obligations incurred prior to receipt of such notice or Obligations incurred pursuant to any contract or commitment in existence prior to receipt of such notice, and all checks, drafts, notes, instruments and writings made by or for the account of the Obligor and drawn on CIT or any of its agents to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by CIT after that date, shall form part of the Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any termination, if at any time any payment made or value received with respect to any of the Obligations is rescinded or must otherwise be returned by CIT due to the insolvency, bankruptcy or reorganization of the Obligor, or otherwise, all as though such payment had not been made or value received.

            This Guaranty shall be binding upon and inure to the benefit of the Guarantor and CIT and their respective successors and assigns. No provision of this Guaranty may be amended or waived except in writing signed by CIT.

            This Guaranty is intended to take effect as a sealed instrument and shall be construed in accordance with and governed by the laws (other than the conflict of laws rules) of the State of New York.

Dated:  February 23, 2001

                                            GUARANTOR:

                                            RXBAZAAR.COM, INC.



                                            /s/ C. Robert Cusick
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